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                                    EXHIBIT 11

                                CHIRON CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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                                                   Nine Months Ended                    Three Months Ended
                                             -------------------------------      ------------------------------
                                             September 30,    September 30,       September 30,    September 30,
                                                 1995             1994                1995             1994
                                             -------------    -------------       -------------    -------------
EARNINGS PER SHARE
   Net earnings (loss) available for
   common shares and common stock
   equivalent shares deemed to have a
   dilutive effect                           $(530,056,000)    $22,494,000        $(145,107,000)    $12,567,000
                                             --------------    -----------        --------------    -----------
                                             --------------    -----------        --------------    -----------
   Primary earnings (loss) per share         $      (13.18)    $      0.66        $       (3.59)    $      0.37
                                             --------------    -----------        --------------    -----------
                                             --------------    -----------        --------------    -----------
   Fully diluted earnings (loss) per share   $      (13.18)    $      0.66        $       (3.59)    $      0.37
                                             --------------    -----------        --------------    -----------
                                             --------------    -----------        --------------    -----------

Shares used in primary earnings (loss)
 per share computation:
     Weighted average common shares
      outstanding                               40,210,000      32,937,000           40,429,000      33,055,000
     Weighted average dilutive
      incremental common shares
      issuable from exercise of warrants                 -          66,000                    -          45,000
     Weighted average dilutive
      incremental common shares
      issuable under employee stock
      option programs                                    -       1,248,000                    -       1,010,000
                                             --------------    -----------        --------------    -----------
     Total common shares and common
      stock equivalent shares deemed to
      have a dilutive effect                    40,210,000      34,251,000           40,429,000      34,110,000
                                             --------------    -----------        --------------    -----------
                                             --------------    -----------        --------------    -----------

Shares used in fully dilutive earnings
 (loss) per share computation:
     Weighted average common shares
      outstanding                               40,210,000      32,937,000           40,429,000      33,055,000
     Weighted average dilutive
      incremental common shares
      issuable from exercise of warrants                 -          74,000                    -          68,000
     Weighted average dilutive
      incremental common shares
      issuable under employee stock
      option programs                                    -       1,322,000                    -       1,232,000
                                             --------------    -----------        --------------    -----------
     Total common shares and common
      stock equivalent shares deemed to
      have a dilutive effect                    40,210,000      34,333,000           40,429,000      34,355,000
                                             --------------    -----------        --------------    -----------
                                             --------------    -----------        --------------    -----------
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